UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): March 22, 2019

Dominion Energy, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2019, Dominion Energy, Inc. (Dominion Energy), and its wholly-owned subsidiaries, Virginia Electric and Power Company (Virginia Power), Dominion Energy Gas Holdings, LLC (Dominion Energy Gas), Questar Gas Company (Questar Gas) and South Carolina Electric & Gas Company (SCE&G), entered into a $6,000,000,000 Fourth Amended and Restated Revolving Credit Agreement (the Credit Facility) with JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein.

The purpose of the Credit Facility, which amends and restates its predecessor agreement in its entirety, is to add SCE&G, which became a subsidiary of Dominion Energy in January 2019, as a borrower and to make certain administrative and related changes prompted by the addition of SCE&G as a borrower. The Credit Facility can be used by Dominion Energy and the co-borrowers to support bank borrowings and the issuance of commercial paper, as well as to support the issuance of letters of credit. The changes introduced in the Credit Facility otherwise do not affect the economic terms of the Credit Facility with regard to Dominion Energy. The changes are not expected to have any material impact on the annual cost or availability of funds to Dominion Energy. The full amount of the Credit Facility remains available to Dominion Energy less any amounts due to borrowings by co-borrowers Virginia Power, Dominion Energy Gas, Questar Gas and SCE&G and subject to any sub-limits for Dominion Energy agreed to among Dominion Energy and the co-borrowers from time to time. The Credit Facility matures in March 2023, unless extended.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description

10.1	$6,000,000,000 Fourth Amended and Restated Revolving Credit Agreement, dated as of March 22, 2019, among Dominion Energy, Inc., Virginia Electric and Power Company, Dominion Energy Gas Holdings, LLC, Questar Gas Company, South Carolina Electric & Gas Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

/s/ Carlos M. Brown
Name:	Carlos M. Brown
Title:	Senior Vice President and General Counsel

Date: March 26, 2019